NATIONAL DISTRIBUTION AND
                              WAREHOUSING AGREEMENT



THIS NATIONAL DISTRIBUTION AND WAREHOUSING AGREEMENT (this "Agreement") is made and entered into effective as of the 18th day of January, 2001 (the "Effective Date"), by and between NAVARRE CORPORATION, a Minnesota corporation ("Navarre") and BODYGUARD RECORDS.COM, INC., a Delaware corporation ("Label") (collectively, Navarre and Label shall be referred to as the "Parties").

                                    RECITALS:

WHEREAS, Navarre is a wholesale distributor of musical, literary, and artistic sound recordings on various forms of recording media;

WHEREAS, Label has released, and will release during the term of this Agreement, certain recordings for sale and distribution in the "Territory" (as defined below); and

WHEREAS, Label's proper legal title and registered business address are as follows:

                           BODYGUARD RECORDS.COM, INC.
--------------------------------------------------------------------------------
                                  Label Name

                               138 FULTON STREET
--------------------------------------------------------------------------------
                                 Street Address

                            New York                NY              10038
--------------------------------------------------------------------------------
                            City                    State            Zip

                            Telephone: (732) 888-4646
                            Facsimile: (732) 888-2973
                            Email:     _________________________


WHEREAS, Label desires to grant to Navarre certain rights relating to Label's sound and video recordings, including but not limited to exclusive distribution rights within the Territory, and Navarre desires to accept the same, in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and mutual promises set forth in this Agreement, the Parties agree as follows:


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

DEFINITIONS:

"Artists" shall mean those performing artists who recorded the Masters.

"Base Price" shall mean the price of the Recordings to Navarre, as set forth on Schedule A, unadjusted for any discounts, credits or rebates described in this Agreement.

"Catalog" shall mean Label's collection of Recording titles provided to Navarre pursuant to this Agreement.

"Compositions" shall mean the musical and other sound or video compositions embodied in the Masters.

"Consigned Product" shall mean Recordings that Navarre is holding in its warehouse as inventory that has not been sold by Navarre to any Resellers, or Returned Goods that have been processed by Navarre and placed in inventory for resale.

"Contract Year" shall mean each January 18 through January 17 during the Term of this Agreement.

"Deleted Recordings" shall mean Recordings deleted from Label's Catalog in accordance with Section 8.

"DELIVERY MINIMUM" shall mean the minimum number of Releases Label is to provide to Navarre during each Contract Year as set forth in Section 3.1.

"Documents" shall mean this Agreement and any and all other documents by and between Navarre and Label, including, without limitation, any promissory notes and security and financing agreements and/or financing statements.

"Growth Incentive Rebate" shall mean the rebate paid to Label by Navarre, if any, after the end of each Contract Year based on Navarre's Net Sales to Label during that Contract Year. The amount of any Growth Incentive Rebate for a given Contract Year shall be determined in accordance with Schedule A.

"Manufacturing Services Agreement" if applicable, the Manufacturing Services Agreement by and between Label and Navarre relating to the Recordings.

"Masters" shall mean the master sound or video recordings owned or controlled by Label from which the Recordings are derived.

"Net Sales" shall mean the dollar value of all sales, net of Returned Goods, during a given Contract Year. The Net Sales figure shall not be net of applicable manufacturing, printing, promotional, advertising or administrative costs for that year.

"Printing Services Agreement" if applicable, the Printing Services Agreement by and between Label and Navarre relating to the Recordings.

"Publisher" shall mean any Artist, producer, label or music publishing company with which Label is affiliated, either by contract, common ownership or otherwise, that has an ownership or control interest in the Compositions, Recordings or Masters.

"Recordings" shall mean all music and other sound or video recordings, and any and all copies thereof, which are (i) owned or controlled, in whole or in part, directly or indirectly, by Label as of the effective date of this Agreement and at any other time during the Term of this Agreement, and (ii) recorded on any recording media, including but not limited to compact discs ("CD's"), cassettes, digital video discs ("DVD's") and other forms of recording media now known or later developed in which music and other sounds or video are fixed or recorded by any method now known or later developed. A partial listing of the Label's Catalog of Recordings and the respective UPC codes are set forth on Schedule B.

"Releases" shall mean any and all titles of Recordings which Label is providing to Navarre for the first time.

"Resellers" shall mean all wholesale and retail outlets, one stops, rack jobbers, military and wholesale clubs, sub-distributors or any other third parties who would customarily purchase through a distributor.

"Returned Goods" shall mean Recordings previously sold by Navarre that have been returned to Navarre by its customers.

"RETURN RESERVES" shall mean a certain designated percentage of the Base Price of all Sold Goods which shall be retained by Navarre in the Return Reserves Account, as such account shall be adjusted from time to time. Initially, the Return Reserves rate shall be twenty-five percent (25%) of the Base Price.

"Return Reserves Account" shall mean the account held by Navarre as a reserve to cover its projected costs associated with Returned Goods.

"Sold Goods" shall mean all Recordings that have been sold by Navarre and shipped from its warehouse to Resellers.

"Term" shall have the definition set forth in Section 1.1.

"TERRITORY" shall mean the United States and Canada.

"Titles" shall mean the individual tracks on Recordings.

"Weekly Summary Report" shall mean the weekly report provided to Label by Navarre stating by SKU the aggregate volume of Sold Goods from Monday through the last business day of the previous week. The Weekly Summary Report shall also describe the remaining aggregate Consigned Product as of the last business day of the previous week as well as identify quantities and titles of Returned Goods received by Navarre during that week.


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

1. APPOINTMENT AND SCOPE.

     1.1. TERM. The initial term of this Agreement shall be for approximately three years from the Effective Date of this Agreement, ending on the 17`" day of January , 2004. Thereafter. this Agreement will automatically renew for successive one year periods unless and until
          (i) either Party provides the other with written notice of non-renewal at least 90 days prior to the expiration of the initial or renewal term, as the case may be, or (ii) this Agreement is otherwise terminated as provided in Section 14. The initial term and all subsequent renewal terms, if any, shall hereinafter be collectively referred to as the "Term."

     1.2. EXCLUSIVE DISTRIBUTION. Label appoints Navarre as its exclusive distributor in the Territory for the sale and distribution of all of Label's Recordings, including but not limited to sales made to Resellers, sales made through the Internet, and sales made through electronic transfers to retail outlets or directly to consumers. Such appointment also includes, on a non-exclusive basis, sales made through digital distribution as described in Addendum I, unless Addendum I has been intentionally omitted. Label represents that all names under which it or any subsidiary or affiliate of Label currently markets Recordings are listed on Schedule 1.2, and Label acknowledges that such subsidiaries and affiliates and any additional label names created by Label or such subsidiaries and affiliates during the Term are bound by the terms of this Agreement as though each are original signatories hereto.

     1.3. RESERVATION OF DISTRIBUTION RIGHTS. Label reserves the right to sell its Recordings at concerts and through its Website(s) provided that such sales (i) are not made to Resellers, and (ii) satisfy the requirements of Section 4.1.4 of this Agreement.

2. NAVARRE OBLIGATIONS.

     2.1. Navarre shall use its best efforts to promote, distribute and sell the Recordings in the ordinary course of its business.

     2.2. Navarre shall maintain suitable offices, warehousing facilities and adequate staffing for the performance of its duties under this Agreement. Navarre shall conduct its business in its own name and shall pay all of its own costs and expenses except as otherwise noted in this Agreement.

     2.3 Navarre shall respect the musical, dramatic, artistic and literary rights of Label. Navarre shall also respect the property rights of Label and any Publisher in the Recordings and any trade names, trademarks, logos or other information supplied with or made a part of the Recordings or related promotional materials.

     2.4. Navarre shall promptly pay Label in accordance with the payment provisions of this Agreement.



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

     2.5. Navarre shall use its best efforts to make available to Label manufacturing and printing services for all forms of CD's, DVD's and cassettes in accordance with the pricing and terms provided in the Manufacturing Services Agreement and Printing Services Agreement, if applicable.

     2.6. Navarre will provide Label with a physical inventory upon request but not more frequently than semi-annually. Label shall also have the right to make its own physical inspection of inventory during Navarre's normal business hours upon reasonable advance notice.

3. LABEL'S OBLIGATIONS.

     3.1 Label shall provide Navarre with a minimum of 5 Releases during each Contract Year.

     3.2. Label shall accept orders from Navarre for the consignment of Recordings, whether manufactured pursuant to the terms of Manufacturing Services Agreement or otherwise, and shall promptly deliver against those orders. Recordings will be supplied in industry acceptable packaging with appropriate UPC stickers or labeling.

     3.3. Label shall reorder Recordings for delivery to Navarre, as reasonably required to maintain adequate inventory, based on the shipping report issued each week and the order requests issued to Label by Navarre. Label SHALL CONSIGN AN INVENTORY of Recordings to Navarre sufficient to allow both parties to comply with the terms of this Agreement; provided, however, Navarre shall in no event be required to warehouse Consigned Product in excess of quantities requested in advance by Navarre.

     3.4. Label shall provide Navarre with promotional and advertising materials for the Recordings, at no cost to Navarre and in quantities mutually agreed upon to be reasonably sufficient to promote and advertise the Recordings, but in no event shall Label be required to provide such goods in excess of limitations imposed on Label by recording agreements with Artists.

     3.5. Label agrees that new pressings covered under the terms of this Agreement shall include the statement "Distributed by Navarre Corporation, Minneapolis, MN 55428."

     3.6. During the Term of this Agreement, Label shall (i) immediately notify Navarre of any disputes or disagreements Label may have with any Publishers or others which might have a material adverse impact on Navarre's or Label's ability to perform under this Agreement, and (ii) if so requested by Navarre, require all Publishers under contract with Label to execute a waiver and release in form and substance satisfactory to Navarre.



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


     3.7. Label shall pay to Navarre an annual administrative fee of $5000 in consideration of the performance of administrative, accounting and other services provided by Navarre pursuant to this Agreement. Such fee shall be debited by Navarre against the first sums due and owing by Navarre to Label. Such fee shall thereafter be due on the first day of each Contract Year during the Term.

     3.8. Except as otherwise provided in this Agreement, Label shall be solely responsible for making direct payment to all copyright proprietors of mechanical and other copyright royalties relating to Compositions incorporated into the Recordings. Label shall make such payments when due and at the required statutory or contract rates, as applicable. On a semi-annual basis, or more frequently if requested by Navarre, Label shall provide such documentation as Navarre may require to evidence that such payments have been and are being timely made, including acknowledgment of receipt of payment by the recipient.

4. PRICING; RESERVES; PAYMENT

          4.1. Pricing. In consideration of the rights granted hereunder and the obligations and covenants of the Parties set forth herein, Navarre shall pay to Label the Base Price for each Recording sold by Navarre to its customers calculated in accordance with Schedule A hereto, less any applicable discounts.

               4.1.1. RETAIL PRICE. The current suggested retail prices for the
                    Recordings are shown on Schedule A. Label may change the suggested retail price on a prospective basis by issuing new pricing sheets to Navarre to reflect price changes and new Releases. The new retail pricing, and the corresponding change to the Base Price, shall go into effect thirty (30) days after receipt by Navarre of the new pricing sheets.

               4.1.2. DISCOUNTS. Label also agrees to participate in the
                    following discount programs, with Base Prices for Recordings sold pursuant to such discount programs reduced as set forth below:

                           4.1.2.1. Standard discount for Navarre's sales to
                                    rack jobbers, which is currently five
                                    percent (5%) off the Base Price.

                           4.1.2.2. Standard discount for Navarre's sales to
                                    military bases and installations, which is currently ten percent (10%) off the Base Price.

                           4.1.2.3. Label shall participate in Navarre's
                                    "Catalog Program." Navarre's Catalog Program shall apply to all Recording titles which were originally released by Label to Navarre more than six (6) months earlier and are not on any current billboard chart. During the first two (2) months of a calendar quarter, Label's participation shall be at a discount rate of five percent (5%) off



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





                                    the Base Price. In the last month of the quarter, Label's participation shall be at the rate of seven percent (7%) off the Base Price. Catalog Program sales shall have an additional sixty (60) days dating. Accordingly, payments due by Navarre to Label for these items shall be paid within one hundred fifty (150) days from the invoice date.

              4.1.3. PROMOTIONAL MATERIALS. Navarre shall not be required to make any payment to Label for Recordings furnished free of charge by Label or Navarre to third parties for non-resale purposes such as review, sample, advertisement, publicity, promotion or like purposes, or for Recordings sold at or below their manufacturing cost.

              4.1.4. PRICE PROTECTION FOR CONSIGNED PRODUCT. In the event that
                     Label offers Recordings to any third party in the Territory at a lower price than the Base Price charged to Navarre for such Recordings, including raising the discount offered, Label shall immediately adjust its pricing charged to Navarre for the difference between the invoice price charged to Navarre and the reduced price for all copies of such Recordings) held as Consigned Product on and after the date the reduced price is first offered and for so long as such reduced price is in effect. In addition, Label agrees that its pricing for ANY RECORDINGS OUTSIDE THE TERRITORY SHALL BE CONSISTENT WITH the pricing to Navarre within the Territory (e.g., Recordings categorized as "Top-Line Products," "Mid-Line Products," or "Discount Products" shall be priced as such both inside and outside the Territory) and any reclassification or material price change for Recordings outside the Territory shall also automatically apply to Navarre within the Territory. The provisions of this Section 4.1.4 shall not apply to Label's sale of Recordings outside of the Territory if Label can demonstrate that no significant amount of such Recordings will ultimately end up being sold within the Territory.

              4.1.5. PRICE PROTECTION FOR SOLD GOODS. If Navarre's customers request a credit resulting from Label's price reduction on Sold Goods, Label shall credit Navarre for the difference between the invoice price charged to Navarre and the reduced price for each unit of Sold Goods which are sold to Navarre's customers on the date the reduced price is first offered by Label or while the reduced price is still in effect. Should any of Navarre's customers request a price adjustment as outlined in this Section 4.1.5, Navarre shall, at Label's request, provide for an independent third party audit of that customer's inventory at Label's expense. Navarre will use commercially reasonable efforts to provide inventory reporting of its customer's inventory.



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





       4.2. WEEKLY SUMMARY REPORT. Navarre shall provide a Weekly Summary Report to Label on a weekly basis.

       4.3. INVOICES. Each week during the Term, Label shall issue an invoice to Navarre based on the gross total of Sold Goods from the prior week as set forth in the Weekly Summary Report. In addition to any other discounts, Navarre shall receive a two percent (2%) discount on invoice payments made to Label within 90 days of Navarre's receipt of such invoice. Payments made on invoices coming due during a given week shall be deemed made within ninety (90) days if mailed to Label by the end of the preceding week. Navarre shall receive such two percent (2%) discount on invoices relating to Recordings sold pursuant to Navarre's Catalog Program if such payments are made to Label within one hundred fifty (150) days of Navarre's receipt of the invoice.

       4.4 RETURN RESERVES. During the Term of this Agreement, prior to paying the invoice amount set forth in Section 4.3, Navarre shall be entitled to deduct Return Reserves from the invoice amount and hold such sum in the Return Reserve Account.

              4.4.1. The Return Reserve amount shall initially be twenty-five percent (25%) of the Base Price (as adjusted from time to time) on all copies of Recordings sold by Navarre. Commencing on the sixth month of this Agreement and continuing thereafter for the remainder of the Term, the Return Reserve percentage shall be revised monthly to reflect the actual percentage of Sold Goods returned to Navarre during the previous six months; provided, however, that the Return Reserve percentage shall never be less than twenty percent (20%) nor more than thirty percent (30%).

              4.4.2. At Label's request, beginning in the seventh month of the
                     Term, if the actual percentage of returns during the previous six months is less than the Return Reserve percentage then in effect, Navarre shall begin to liquidate the Return Reserve Account by liquidating the amount taken in the first (1st) month of the Term and reporting that liquidation on the invoice statement for the seventh (7th) month, and on such basis thereafter. By way of illustration, in the eighth (8th) month of this Agreement, the Return Reserve amount taken in the second (2nd) month shall be liquidated and credited on the invoice statement for the eighth month, in the ninth (9th) month of this Agreement, the Return Reserve amount taken in the third
                     (3rd) month shall be liquidated and credited on the invoice statement for the ninth month and so forth. Upon its being liquidated and reported, the applicable Return Reserve amount shall be applied and credited to Label's account. The Return Reserve Account shall be reduced by the amount so applied. Notwithstanding the foregoing, during the last Contract Year of the Term or as provided for in Section 14 of this Agreement, all amounts held in the Return Reserve Account shall continue to be held by Navarre until it has been paid in full for any and all amounts that Label owes to it under the terms of this Agreement or any ancillary Documents.

              4.4.3. If at any time Navarre determines in its reasonable judgment that its anticipated return liability for Recordings exceeds the projected amount in the Return Reserves Account at the end of the Term, Navarre shall be entitled to deduct amounts from remaining invoices as Navarre deems sufficient to offset the anticipated excess liability. Such amounts shall be held in the Return Reserve Account.

       4.5.   PAYMENTS

              4.5.1. INVOICE PAYMENTS. Navarre shall pay Label the Base Price of all Sold Goods each week as shown on the invoice, less the Return Reserves, less any other applicable discounts set forth in this Section 4, less manufacturing and printing costs (if applicable) and less agreed upon promotional and administrative costs. Further, if the Return Reserve Account is ever in a debit balance during the Term of this Agreement because of excessive returns (and not because of manufacturing, promotion or other costs which may otherwise be due to Navarre from Label), Navarre shall be entitled to withhold the sum necessary to bring the Return Reserve Account to a zero balance.

                            For Example:

  WEEK 1 SALES

  Navarre Base Cost

                   = 7.72 x 1,000 =     $ 7,720.00 Gross Sales for Week
                                        - 1,930.00   For Return Reserve (at 25%)
                                        -   800.00   Manufacturing Cost
                                        -   300.00    Advertising Cost
                                        $ 4,690.00 Net to Label

  WEEK 2 SALES

  Navarre Base Cost

                   = 7.72 x 800 =       $ 6,176.00 Gross Sales for Week
   but returns of Sold Product
                    = $4,000.00 then    - 1,544.00  For Return Reserve (at 25%)
                                            640.00  Manufacturing Cost
                                            160.00  ADVERTISING COST
                                          3,832.00  Due to Label
                                            526.00  Cover Return Debit
                                         $3,306.00  Net to Label


  Note* Week 2
    Return Reserve Account =             $3,474.00
                                          4.000.00 Returns
                                            526.00




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              4.5.2. GROWTH INCENTIVE PAYMENTS. Within 30 days after the end of each Contract Year, Navarre shall pay to Label a Growth Incentive Rebate fee, if any, based on Navarre's Net Sales made to Label during that Contract Year. Any Growth Incentive Rebate fee payable to Label by Navarre shall be calculated in accordance with Schedule A. If the actual amount paid to Label for a given Contract Year is in excess of the amount due Label hereunder, Navarre may, at its option, either (i) require Label 'to remit the overage to Navarre within 30 days or (ii) deduct the overpayment from the next payments) that would otherwise be payable to Label.

5. RETURNS.

       5.1. RETURNED GOODS; CREDIT FOR RETURNED GOODS. Navarre shall debit Label's account for the Base Price plus all return freight charges for all Returned Goods. Returned Goods shall be processed by Navarre, placed in inventory for resale and deemed Consigned Product; provided, however, that if Returned Goods cannot be resold because the packaging or the product is damaged, Navarre shall destroy such Returned Goods and charge Label its actual fees incurred for the destruction and disposal of such Returned Goods (e.g. $0.05 -.20 per unit).

       5.2. RIGHT TO RETURN OR DESTROY CONSIGNED PRODUCT. If Navarre has excess Consigned Product in its warehouse it shall have the right to, at its option, either (i) mark such excess Consigned Product (to evidence that it may not be returned to Navarre for credit) and return it to Label, at Label's own expense, or (ii) if not accepted for return by Label, destroy such Consigned Product and charge Label its actual fees incurred in the destruction and disposal of such Consigned Product (e g. $0.05 -.20 per unit), recognizing that the rights granted hereunder are an exclusive right to distribution. Navarre's right to return Consigned Product shall survive the Term and termination of this Agreement. Should Label owe Navarre a balance upon reconciliation of its account for Returned Goods, freight chargebacks, advertising credits, or other costs upon the end of the Term or termination, Label shall issue payment therefor within 30 days of the end of such Term or termination. If Label has made full payment of all amounts due Navarre, Navarre shall use its best efforts to return all Consigned Product within 180 days of the termination date of the Agreement. If full payment has not been made, Navarre shall be entitled to immediately exercise its remedies hereunder including those set forth in Sections 14 and 15.


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


6. ACCOUNTING.

       6.1.   ACCOUNTING.

              6.1.1. Navarre shall provide Label with a reconciliation statement of all amounts payable to Label hereunder within 30 days of the end of each Contract Year. All such reconciliation statements rendered by Navarre shall become incontestable by Label and Label will neither have nor make any claim against Navarre with respect to such reconciliation statement unless prior to ninety (90) days after the rendering of such reconciliation statement Label advises Navarre in writing of any objection to such reconciliation statement, setting forth the specific basis for objection, in which case such reconciliation statement shall be incontestable in all respects except those stated in such written objection.

              6.1.2. Navarre shall keep books and records showing the
                     transactions made pursuant to this Agreement. Navarre's books and records supporting receipts of Recordings, shipments of Recordings, and all charges applicable to Label shall be open to inspection during Navarre's normal business hours upon reasonable advance notice.

       6.2. AUDIT RIGHTS. Label shall have the right, at Label's expense, to engage an independent certified public accountant, not then conducting or participating in an audit of Navarre's books, to audit relevant portions of Navarre's books and records pertaining to monies payable to Label pursuant to this Agreement that have not been rendered incontestable. Label shall be entitled to conduct such audits not more than once during any twelve month period. All such audits shall be conducted during Navarre's normal business hours and upon reasonable advance notice, and no such audits shall be conducted on a contingent fee arrangement.

7. CONSIGNMENT OF INVENTORY.

       7.1 Label shall deliver on consignment to Navarre's warehousing facilities an inventory of Recording titles requested by Navarre and in amounts mutually determined by Navarre and Label. Label and Navarre shall consult regarding the timing and size of manufacturing orders for purposes of coordinating availability of adequate inventory in accordance with the terms and conditions of this Agreement, but Navarre shall at all times have the sole authority to determine the amount of inventory stored at its premises, and any excess inventory shall be returned to Label or destroyed pursuant to Section 5.2 above.

       7.2. Subject to Navarre's rights under Sections 14 and 15 below, Label shall retain title to and ownership of all Recordings delivered by it to Navarre until sold. Navarre shall, at its own expense, while the Recordings are in Navarre's possession at its warehouse, obtain insurance sufficient to protect Label against all risks of loss or damage to the Recordings while in Navarre's possession, and Navarre shall have Label named as an additional insured under such policy.

       7.3. Label shall be responsible for payment of shipping costs for delivery of the Recordings to Navarre, and Label shall pay the shipping costs for any authorized return of Sold Goods to Navarre or Label (Returned Goods will be shipped freight collect).

       7.4. Navarre shall pay those expenses incurred after delivery of Recordings to Navarre which relate to insurance, warehousing and shipment of Recordings.

       7.5. Shipment discrepancies between the invoice/bill-of-lading provided by Label, and any damage in transit, will be promptly reported.

8. DELETED RECORDINGS.

       8.1. Label shall have the right to delete certain Recordings from its Catalog ("Deleted Recordings"). Label shall give Navarre no less than thirty (30) days prior written notice of the date when a particular Recording will be deleted from its Catalog. Navarre shall have nine (9) months from the Notice Date (as defined below) applicable to each particular Deleted Recording to recall from its customers all such Deleted Recordings. Label shall then have thirty (30) days from the end of such nine (9) month period to remove, at Label's expense, all such Deleted Recordings from Navarre's warehouse facility. If Label does not remove all such Deleted Recordings within such thirty (30) day period, Navarre shall have the right to scrap, destroy or dispose of the Deleted Recordings, without any further obligation to Label, and charge Label for its costs incurred in the scrapping, destruction or disposal of such products. Navarre shall, at its option, either
              (i) charge Label's account hereunder an amount equal to such costs or (ii) deduct such costs from the Return Reserve Account or (iii) bill Label for such costs, in which case Label shall pay such costs within thirty (30) days.

       8.2. Navarre shall not be required to recall Label's Deleted Recordings from its customers more than twice during any calendar year of the Term. Navarre shall send a recall notice to its customers on or about July 1 and February 1 of each calendar year during the Term (the "Notice Date"). The recall notice sent on or about July 1 will reference all Recordings deleted from Label's Catalog during the six (6) month period immediately preceding the Notice Date. The recall notice sent on or about February 1 will reference all Recordings deleted from Label's Catalog during the six (6) month period immediately proceeding said Notice Date.

       8.3. Notwithstanding Sections 8.1 and 8.2 above, Label agrees and acknowledges that upon Navarre's receipt of prior written notice of the deletion of a particular Recording, Navarre shall be entitled to immediately notify its customers that such Recording is scheduled to be deleted. Navarre shall also be entitled to determine and notify its customers of the date after which Navarre shall no longer distribute such Recording or accept returns of such Recording.

9. SALES BY NAVARRE.

       9.1. Navarre is authorized to sell the Consigned Product to any of its accounts in the Territory.

       9.2. Navarre shall be free to establish, at its own discretion, the costs, prices and terms of sale with respect to its agents and distributors.

10. ADVERTISING AND MARKETING.

       10.1. Label agrees to support, market and promote the sale of Recordings at its own expense. Label's efforts shall include, but shall not be limited to, advertisements in trade and consumer publications, participation in in-store or media promotions, and the development of promotions specifically aimed at facilitating radio air-play of the Recordings.

       10.2. Navarre agrees to use its best efforts to assist Label in marketing and promoting the Recordings, but in no event shall Navarre be deemed to bear financial responsibility for conducting such marketing and promotional activities.

       10.3. Label shall provide suitable advertising allowances that may be used by Navarre or its customers.

       10.4. Label shall provide to Navarre, free of charge, camera-ready art work and all other materials needed for use in advertisements and other promotional materials.

       10.5. Navarre and its customers may produce their own advertisements or promotional materials for the Recordings; provided, however, that the general concept of such advertisements and promotional material, or the general use thereof, must be approved in advance by Label. Such approval shall not be unreasonably withheld, and Label's decision to grant or deny such approval shall be made within five (5) working days of its receipt of Navarre's written request for such approval. In the event that Label fails to respond within five (5) working days, such approval shall be deemed to have been granted by Label.

11. INTELLECTUAL PROPERTY.

       11.1. Label grants to Navarre, for the Term of this Agreement, a transferable license to use the trademarks, trade names and any other intellectual property relating to the Recordings in connection with the distribution and sale of the Recordings in the Territory. Navarre shall have no right to remove or cover such marks or names on the Recordings or related packaging. Except for the rights granted to Navarre in this Agreement, the trademarks, trade names and any other intellectual property relating to the Recordings shall remain the exclusive property of Label.

       11.2. Label warrants that the Recordings, and the sale, distribution and intended use thereof, do not infringe any patent, copyright, trademark, trade name or other intellectual property right of any third party. Label shall provide Navarre with copies of any and all agreements between Label and any Artists or other Publishers which relate to licensing of the Recordings or any intellectual property rights related thereto.

       11.3. Label shall indemnify, defend and hold harmless Navarre, its affiliates, and their officers, directors, agents, employees, successors and assigns from and against any and all claims, losses, damages, expenses, obligations, penalties, demands, suits, proceedings, judgments, costs and liabilities (including, without limitation, costs of collection, employee time in depositions and document review, reasonable attorney's fees and other costs of the defense) incurred by them relating to or arising from any claims relating to licensing of the Recording, payment of royalties or fees, or of infringement of patent, copyright, trademark, trade name or other intellectual property right by any third party. In the event such a claim is made, Navarre may, at its option, immediately cease the sale and DISTRIBUTION (AND MANUFACTURE AND PRINTING, IF APPLICABLE) OF THE RECORDINGS.

       11.4. In the event a Recording, or the sale, distribution or intended use thereof, is found to infringe upon the patent, copyright, trademark, trade name or other intellectual property right of a third party, Label may, at its option and its expense, procure the rights necessary for Navarre to continue the sale and distribution (and manufacture and printing, if applicable) of the Recordings under this Agreement, or modify or replace the infringing part of the Recordings so that Navarre may continue the sale and distribution (and manufacture and printing, if applicable) of Recordings. Should Label be unable or unwilling to replace or modify the infringing part of a Recording, or procure the right to the continued use thereof, within thirty (30) days of Label being notified of an infringement claim, Navarre may, at its option, return all Recordings held as Consigned Product or returned to Navarre by its customers for a full cash refund of amounts paid by Navarre to Label for such Recordings.

       11.5. Navarre agrees to respect and abide by the terms and conditions of any license to use patents, copyrights, trademarks, trade names or other intellectual property for purposes of this Agreement. Navarre will indemnify and hold Label harmless against claims by third parties arising from a breach by Navarre of the terms and conditions of any such license.

12. REPRESENTATIONS AND WARRANTIES OF LABEL.

       12.1. As an inducement for Navarre to enter into this Agreement, Label hereby warrants and represents to Navarre as follows:

                12.1.1. EXISTENCE. POWER AND AUTHORITY. Label is a corporation duly organized and validly existing in the State of Delaware, and is fully qualified to do business and in good standing in the State of Delaware, and in every other jurisdiction where the nature of its businesses or the character of its properties makes such qualification necessary, and has all requisite power and authority to carry on its businesses as now conducted and as presently proposed to be conducted. Label's legal name is Bodyguard Records.com, Inc. and it conducts business only under that name except as disclosed on Schedule
                        1.2. Label has full power and authority to execute and deliver this Agreement and the Documents. The Documents each constitute the legal, valid and binding obligations of Label enforceable in accordance with their respective terms.

                12.1.2. LICENSES; ROYALTIES AND INFRINGEMENT. Label possesses adequate licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its respective business substantially as now conducted and as presently proposed to be conducted. There does not exist, and there is no reason to anticipate that there may exist, any liability to Label with respect to any claim of infringement regarding any patent, copyright, trademark, trade name or other intellectual property right relating to the Releases. Label is current on all license and royalty payments owed, including, without limitation, Artist and mechanical royalties.

                12.1.3. DEFAULT. Label is not in default of a material provision under any material agreement, instrument, decree or order to which it is a party or by which it or its respective property is bound or affected.

                12.1.4. CONSENTS. No consent, approval, order or authorization of any governmental authority or any third party is required in connection with the execution and delivery of this Agreement, or any of the agreements or instruments herein mentioned including, without limitation, the Documents, or the carrying out or performance of any of the transactions required or contemplated hereby or thereby or, if required, such consent, approval, order or authorization has been obtained by Label prior to the date hereof.

                12.1.5. OWNERSHIP AND MANAGEMENT. With the exception of
                        affiliations listed on Schedule 1.2 and except as described on the list of owners, directors/governors and officers/managers required by Section 19.2 below, none of the persons so listed owns, controls or is employed by or affiliated with any recording company or label other than Label.

13. REPRESENTATIONS AND WARRANTIES OF NAVARRE. Navarre is a Minnesota corporation duly organized and validly existing in the State of Minnesota, and is fully qualified to do business and in good standing in the State of Minnesota, and in every other jurisdiction wherein the nature of its businesses or the character of its properties makes such qualification necessary, and has all requisite power and authority to carry on its businesses as now conducted and as presently proposed to be conducted. Navarre's legal name is "Navarre Corporation" and it conducts business only under that name. Navarre has full power and authority to execute and deliver this Agreement and the Documents. The Documents each constitute the legal, valid and binding obligations of Navarre enforceable in accordance with their respective terms.

14. DEFAULT; TERMINATION; REMEDIES.

        14.1. LABEL'S RIGHT TO TERMINATE WITHOUT CAUSE; TERMINATION PREMIUM. Label may terminate this Agreement without cause only if it has been in effect for a period of at least one calendar year. Label must give Navarre at least 180 days advance written notice of such termination. Upon such notice, Navarre shall not be required to make further payments to Label for a period of 180 days after the date the termination is effective. Upon termination by Label without cause, Label shall pay to Navarre, as liquidated damages for the loss of the rights granted under this Agreement and not as a penalty, a dollar amount derived from the gross margins that would have been realized by Navarre during the remaining Term of this Agreement. For this calculation, the "gross margin percentages" realized by Navarre from the shipment and sale of recordings over the six (6) month period preceding the delivery of notice will be used to determine the average gross margin dollars realized per month. This dollar amount shall then be multiplied by the number of months remaining in the Term. Navarre's invoice for this amount shall include documentation to support its calculation. Payment to Navarre shall be made within thirty (30) days of Label's receipt of such invoice. Label shall have the right to audit Navarre's books and records to confirm the accuracy of Navarre's calculation of its basis for this payment, provided that Label shall place the amount of such payment in an escrow account pending verification of the amount by the audit. As used herein, "gross margin percentage" shall be defined as the sell price Navarre charges its customers minus the Base Price Navarre pays Label (as defined in Schedule A) divided by the sell price Navarre charges its customers.

        14.2. NAVARRE'S RIGHT TO TERMINATE WITHOUT CAUSE. Navarre may terminate this Agreement without cause by giving Label ninety
                (90) days notice of its intent to terminate. The Parties agree to as smooth a transition as possible.

        14.3. TERMINATION FOR CAUSE. This Agreement may be terminated for cause by either Party upon the material breach by Label or Navarre of any obligation created hereunder. Except as otherwise provided in this Agreement, such termination shall be effected by either Party giving thirty (30) days advance written notice of its intent to terminate. The notice must give details of the claimed breach, and the Party given the notice shall have thirty
                (30) days in which to cure such breach before the termination will be effective.

        14.4. IMMEDIATE TERMINATION. In the event either Navarre or Label files or becomes subject to a petition in bankruptcy or other assignment for the benefit of creditors, such event shall constitute a material breach and may be cause for immediate termination of this Agreement unless such bankruptcy petition is discharged within thirty (30) days. In such event, all Consigned Product held by Navarre shall be delivered to Label, or held for Label's benefit at a location designated by Label.

        14.5.   DELIVERY MINIMUM. If the Delivery Minimum set forth in Section
                3.1 of this Agreement with respect to any Contract Year is not timely fulfilled, then Navarre shall have the further right, in its sole discretion and without limitation of any of its other rights, to suspend its obligations hereunder until such Delivery Minimum is fulfilled. If SUCH FAILURE CONTINUES FOR A PERIOD OF THIRTY (30) days or more, Navarre shall have the further right, in its sole discretion without limitation of any of its other rights, to terminate the Agreement effective immediately upon written notice to Label.

        14.6. DEBIT BALANCE. If at any time, for any reason, Label has a debit balance with Navarre, Label shall pay to Navarre the debit balance within thirty (30) days of Navarre's demand for payment. If all or any portion of the balance remains unpaid after thirty
                (30) days, Navarre shall be entitled, at its option, to exercise any of the remedies set forth in Section 14.8. Navarre acknowledges and agrees that if it exercises its rights under this Section 14.6, before using the Masters to manufacture additional Recordings it will first liquidate substantially all of its existing Consigned Product inventory. Further, in the event it does manufacture and distribute additional Recordings to recoup amounts due by Label to Navarre, then in such instances Navarre will be responsible for paying (or setting aside funds as necessary to pay) all mechanical, musical, composition and other royalties that would be due to the Artists and other Publishers of such Recordings.

        14.7. NOTICE TO NAVARRE'S CUSTOMERS. Label agrees and acknowledges that upon Navarre's receipt of written notice of termination from Label pursuant to either Section 14.1 or 14.3 or 14.6 , or in the event either Party becomes subject to a petition in bankruptcy pursuant to Section 14.4, Navarre shall be entitled to immediately notify its customers that the Agreement is scheduled to be terminated. Navarre shall also be entitled to indicate the date after which Navarre shall no longer distribute the Recordings or accept returns of Sold Goods. Label further agrees and acknowledges that Navarre may, at its option, indicate to its customers the name and address of Label's new distributor, if any, who shall accept returns of Sold Goods after the date on which Label no longer accepts such returns.

        14.8. REMEDIES. At any time Label is in default hereunder beyond any applicable cure period, Navarre shall be entitled, at its option, to exercise any or all of the remedies set forth below:

                        (i) withhold future payments due Label until such debit balance is paid, and/or

                        (ii) liquidate any inventory of Label in the possession or control of Navarre at prices determined by Navarre, in its discretion, in quantities sufficient to fully repay any amounts owed by Label to Navarre and/or

                        (iii) apply any proceeds received from such liquidation towards Label's debit balance and/or

                        (iv) manufacture and sell additional Recordings at prices determined by Navarre, in its discretion, in quantities sufficient to fully repay all amounts owed by Label to Navarre and/or

                        (v) immediately terminate this Agreement.

        14.9. PAYMENT AND RETURNS UPON TERMINATION. At the end of the Term, or upon earlier termination of this Agreement for any reason, Navarre shall accept Sold Product returns for 180 days and debit the Return Reserve Account for such Returned Goods. Any such Returned Goods shall be held by Navarre as security for payment of any sums due Navarre by Label under this Agreement or the Documents. At the end of the 180 day period, Navarre shall have the option to return all Returned Goods to Label for credit, or if there is a balance owed to Navarre, Navarre shall first deduct amounts owed from the Return Reserve Account, and then for any amounts still remaining due, Label shall pay Navarre within thirty (30) days. After all amounts due Navarre by Label are paid, any sum remaining in the Return Reserve Account shall be paid to Label and any Returned Goods or Consigned Product shall be returned to Label or to any designated party directed by Label.

        14.10. SURVIVAL. Notwithstanding anything to the contrary in this Agreement, so long as Label has a debit balance due to Navarre, Navarre's rights to distribute, manufacture and sell Label's Recordings and all related licensing rights granted herein to Navarre shall continue in perpetuity until such time that all amounts owing to Navarre from Label are paid in full.

15. SECURITY INTEREST. Label hereby irrevocably assigns and transfers to Navarre as collateral security for payment of all amounts which Navarre is entitled to charge against Label pursuant to this Agreement and the other Documents, or which Label may otherwise owe Navarre, all of Label's right, title and interest in and to all inventory, goods and merchandise owned by Label which are now or at any time hereafter in the possession of Navarre or which are located on any premises owned or leased by Navarre, whether on consignment or otherwise, and all recordings, records, tapes, CD's, CD ROM's, DVD's, videos or similar products delivered to Navarre in connection with this Agreement; and all Masters delivered to Navarre for all Releases financed or distributed by Navarre, and all manufacturing, distribution and licensing rights and copyrights related thereto, and all other license and contract rights now existing or hereafter at any time arising, relating to the above-referenced collateral, including, without limitation, the right to use and exploit the Masters consistent with this Agreement until repayment in full of any and all amounts owed by Label to Navarre, together with all substitutions and replacements for and products and proceeds of any of the foregoing property (the "Collateral"). Upon Label's payment of all amounts due Navarre hereunder, Navarre shall terminate its security interest in and to the Collateral and shall execute any and all documents necessary to effectuate such termination. Label warrants and represents that it has not granted and will not grant any rights that would be superior to Navarre's rights hereunder in the Collateral to any other party by way of assignment, security interest or otherwise, and that any GRANT OF RIGHTS with respect to the Collateral will be subject to Navarre's rights. Label hereby irrevocably grants to Navarre a limited power-of-attorney to execute any and all financing statements or other documents (including, without limitation, UCC-1 forms) which Navarre deems, in its sole discretion, necessary to protect its interests in such Collateral and Navarre shall have the right to file such statements, in Label's and/or Navarre's name, in any jurisdictions) where Navarre deems appropriate.

16. RELATIONSHIP OF THE PARTIES. Neither Party is the employee, agent or legal representative of the other for any purpose whatsoever.

17. NOTICES. All notices from one Party to the other hereunder, unless herein indicated to the contrary, shall be in writing and shall be served by mailing a copy thereof, postage prepaid, certified or registered mail, return receipt requested, address as specified below or such other address as may be substituted by written notice from either party to the other:

          To Label:                          To Navarre:

          To the address set forth on        Navarre Corporation
          Page 1 of this Agreement           7400 49" Avenue North
                                             New Hope, MN 55428

                                             Telephone:        763-535-8333
                                             Facsimile:        763-535-2190

 Notices shall be deemed complete when said notice is deposited in any United States mailbox and the date of such mailing shall constitute the date of notice. The electronic mail addresses and facsimile numbers set forth above, if any, are listed for convenience purposes only, and no communications made through such mediums shall constitute notice pursuant to this Section 17.

18. GENERAL PROVISIONS.

        18.1 REFERENCES. All references made in this Agreement to Sections, Schedules, Exhibits and Addenda shall be deemed to mean the corresponding Sections, Schedules, Exhibits and Addenda of this Agreement. All attached Schedules, Exhibits and Addenda are incorporated into this Agreement and made a part hereof, and any reference to the Agreement shall be deemed to include all such Schedules. Exhibits and Addenda.

        18.2 GOVERNING LAW; ARBITRATION. This Agreement shall be governed by the laws of the State of Minnesota, without regard to any conflict of law provisions that may otherwise apply. Any controversy or claim arising out of or relating to the Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators) may be entered in any court having jurisdiction thereof. The Parties hereby designate Hennepin County, Minnesota, as the locale for such arbitration.

        18.3 ATTORNEYS' FEES; COSTS. Label shall reimburse Navarre for any legal fees or other costs, including but not limited to reasonable attorneys' fees, costs of collection, and employee time in depositions and document review, incurred in connection with the arbitration of any controversy or claim arising out of or relating to the Agreement, or the breach thereof, or in the event Label files a petition in bankruptcy or for reorganization or shall be adjudicated a bankrupt or insolvent.

        18.4 ASSIGNMENT. This Agreement may not be assigned by either Party without the written consent of both Parties, which shall not be unreasonably withheld. Said assignment shall not unreasonably impair the rights of the non-assigning Party and shall not be on terms less favorable than the terms set forth in this Agreement. Notwithstanding the foregoing, Navarre, by giving written notice to Label, may make any assignment to a subsidiary, other affiliated company or any company purchasing substantially all of its assets.

        18.5 THIRD PARTY BENEFICIARIES. No parties, other than Navarre and Label, are intended to be a third party beneficiary of this Agreement.

        18.6 ENTIRE AGREEMENT. This Agreement and all Schedules, Exhibits and Addenda attached hereto supersede all prior oral or written proposals and communications between the parties related to this Agreement, and shall not be modified, rescinded, waived or otherwise changed except pursuant to the written consent signed by a duly authorized corporate officer of each Party. This Agreement and the Schedules,. Exhibits and Addenda attached hereto set forth the entire agreement between the Parties with respect to the subject matter hereof. Both Parties agree that to the extent there are any terms contained in any invoices or purchase orders issued pursuant to the terms of this Agreement that vary with the terms of this Agreement, then the terms set forth in this Agreement shall govern unless such purchase order or invoice containing the contrary terms is signed by an officer of the Party against whom enforcement is sought.

        18.7. NO INDUCEMENT. Each Party confirms that no inducements, promises or representations other than those set forth herein have caused it to enter into this Agreement.

        18.8. WAIVER. No waiver of any provision or default under this Agreement shall affect the right of Label or Navarre to enforce such provision or to exercise any right or remedy in the event of any other default, whether or not similar, at a later time.

        18.9. HEADINGS. The captions preceding the text of the various provisions of this Agreement are inserted solely for reference and shall not constitute a part of this Agreement nor affect its meaning, construction or effect. Every word or phrase defined herein shall, unless HEREIN SPECIFIED TO THE CONTRARY, have the same meaning throughout this Agreement. As used herein, whenever applicable, the singular shall include the plural and the plural shall include the singular, the masculine shall include the feminine and the feminine shall include the masculine.

        18.10. RELIANCE. Navarre shall have no obligation whatsoever to make any investigation of the facts relevant to any warranty or representation made by Label herein. Neither the furnishing by Label nor the receipt by Navarre of any document shall impair Navarre's absolute rights to rely, to have relied, and to continue to rely on any warranties or representations made by Label in this Agreement or the Schedules, Exhibits and Addenda attached hereto in connection with such document or the contents thereof.

        18.11. FORCE MAJEURE. In the event of any act of God or force majeure, such as strikes, lockouts, accidents, fires, delays in manufacturing, delays in delivery of materials, labor controversy, government actions, war or any other causes beyond their control, neither Party shall be responsible for delay in performance hereunder nor shall incur liability to the other due to the resulting inability to perform provided that the Party relying on such events of force majeure gives notice to the other Party of the cause and anticipated duration within thirty
                (30) days of the occurrence of such event. In the event the conditions continue for a period in excess of six (6) months, then either Party may terminate this Agreement.

        18.12. VALIDITY. If any part of this Agreement shall be determined to be invalid or unenforceable by a court of competent jurisdiction or by any other legal constituted body having the jurisdiction to make such determination, the remainder of this Agreement shall remain in full force and effect provided the part of this Agreement thus invalidated or declared unenforceable is not essential to the intended operation of this Agreement.

        18.13. COUNTERPARTS. This Agreement may be executed in any number of counterparts which, when taken together, shall constitute one and the same instrument.

19. PRECONDITIONS TO NAVARRE'S SIGNATURE. Prior to Navarre's execution of this Agreement, Label shall have provided to Navarre all of the following, in form and substance satisfactory to Navarre:


        19.1 Incumbency Certificate setting forth (i) a certified copy of Label's Articles of Incorporation/Organization, together with all amendments thereto; (ii) a copy of Label's By-Laws/Operating Agreement, together with all amendments thereto; (iii) a Certificate of Good Standing issued by the Secretary of State of Label's state of organization and any states in which it has a significant business office; (iv) Label's existing officers/managers; (v) Label's chief executive office and principal place of business; and (vi) a copy of the resolutions of Label's Board of Directors/Governors authorizing and approving this Agreement.

        19.2. List of Label's current, owners-directors/governors and officers/managers.

        19.3. Such other documents, information and actions as Navarre may reasonably request.

 The Parties, by the actions of their authorized representatives, have executed this Agreement, including the attached Schedules, Exhibits and Addenda, as of the date first noted above.


BODYGUARD RECORDS.COM, INC.          NAVARRE CORPORATION

Signature: /s/ John Rollo            Signature: /s/ James S. Chiado
           --------------------                ---------------------

Typed/Printed Name:  John Rollo      Typed/Printed Name:  James S. Chiado
                   ---------------                     -------------------

Title:  President                    Title:  VP/GM Independent Music
      -------------                          ------------------------------

                                                  REVIEWED AND COMPLETED
                                                 (OR INTENTIONALLY LEFT BLANK)
                                             By: __________________  [INITIALS]
                                                 ON BEHALF OF  BODYGUARD
                                                 RECORDS.COM. Inc.

                                             DATE: ____________________, 2001


                                   SCHEDULE A
                          TO DISTRIBUTION AGREEMENT OF

                                JANUARY 18, 2001
                                     BETWEEN

                           BODYGUARD RECORDS.COM, INC.
                                       AND

                               NAVARRE CORPORATION

                                   BASE PRICES


  Current Base Prices:

Suggested        Base Price Charged     Suggested        Base Price Charged
Retail Price        To Navarre(1)       Retail Price        to Navarre(1)

    2.99                   .96             16.98               8.16
    3.49                  1.34             17.98               8.44
    3.99                  1.50             18.98               8.97
    4.98                  1.92             19.98               9.40
    5.98                  2.20             23.98              11.04
    6.98                  2.88             24.98              11.37
    7.98                  3.45             25.98              11.71
    8.98                  3.93             27.98              12.86
    9.98                  4.51             29.98              13.82
   10.98                  4.89             30.98              14.25
   11.98                  5.85             31.98              14.73
   12.98                  6.28             32.98              15.16
   13.98                  6.81             33.98              15.64
   14.98                  7.20             39.98              18.43
   15.98                  7.72


(1) The Base Prices set forth above have not been adjusted for any discounts described in this Agreement Growth

                             GROWTH INCENTIVE REBATE

       Navarre's Annual Net Sales
              (in U.S. Dollars)                              Growth
          To Label for Recordings                Incentive Rebate/Percentage
          -----------------------                ---------------------------

                  0 - $2,000,000                               0
            $2,000,001 - $4,000,000                           2%
            $4,000,001 - $8,000,000                           4%
            $8,000,001 - $12,000,000                          5%
            $12,000,001 - $15,000,000                         6%
              $15,000,001 and over                            7%

                                                  REVIEWED AND COMPLETED
                                                 (OR INTENTIONALLY LEFT BLANK)
                                             By: __________________  [INITIALS]
                                                 ON BEHALF OF  BODYGUARD
                                                 RECORDS.COM. Inc.

                                             DATE: ____________________, 2001


                                  SCHEDULE A-2
                          TO DISTRIBUTION AGREEMENT OF
                                JANUARY 18, 2001
                                     BETWEEN
                           BODYGUARD RECORDS.COM, INC.
                                       AND
                               NAVARRE CORPORATION


                              CANADIAN BASE PRICES

  Current Canadian Base Prices (in Canadian Dollars):


                                      Suggested                  Base Price
                                        Retail $                 to Navarre
                                        --------                 ----------
        CD Maxi                           6.98                      3.76
        CD Budget                         8.98                      4.35
        CD Low Mid Price                 13.98                      6.75
        CD Mid Price                     15.98                      7.65
        CD High Mid Price                18.98                      8.47
        CD Full Price                    20.98                     10.25
        CD Double                        32.98                     15.15
        CD High Double                   39.98                     19.00
        CD Box Set                       44.98                     22.25
        CS Full Cassette                 12.98                      6.15
        Video Reg VHS                    21.98                      9.30
        Video High VHS                   24.98                     12.30
        DVD Music                        31.98                     15.50

                                                  REVIEWED AND COMPLETED
                                                 (OR INTENTIONALLY LEFT BLANK)
                                             By: __________________  [INITIALS]
                                                 ON BEHALF OF  BODYGUARD
                                                 RECORDS.COM. Inc.

                                             DATE: ____________________, 2001




                                   SCHEDULE B
                          TO DISTRIBUTION AGREEMENT OF
                                JANUARY 18, 2001
                                     BETWEEN
                           BODYGUARD RECORDS.COM, INC.
                                       AND
                               NAVARRE CORPORATION


  LABEL'S CATALOG OF RECORDINGS                         UPC CODES
  -----------------------------                         ---------

                           BODYGUARD RECORDS.COM, INC.
                                    BARCODES



      Naked Underneath-        8 02912 - 0001 - 2 9
      Bay City Rollers         8 02912 - 0002 - 2 8
      Live at The Budokan      8 02912 - 0003 - 2 7
      Summer Snowmen-          8 02912 - 0004 - 2 6
      DeCambre-                8 02912 - 0005 - 2 5
      Matt Cheplic-            8 02912 - 0006 - 2 4
      Daphne Hero-             8 02912 - 0007 - 2 3
      Quiet Riot-              8 02912 - 0008 - 2 2
      Love Saves The Day-      8 02912 - 0009 - 2 1
      June-

                                                  REVIEWED AND COMPLETED
                                                 (OR INTENTIONALLY LEFT BLANK)
                                             By: __________________  [INITIALS]
                                                 ON BEHALF OF  BODYGUARD
                                                 RECORDS.COM. Inc.

                                             DATE: ____________________, 2001


                                  SCHEDULE 1.2
                          TO DISTRIBUTION AGREEMENT OF
                                JANUARY 18, 2001
                                     BETWEEN
                           BODYGUARD RECORDS.COM, INC.
                                       AND
                               NAVARRE CORPORATION


                  CURRENT "D/B/A'S" AND BUSINESS NAMES OF LABEL

                                                  REVIEWED AND COMPLETED
                                                 (OR INTENTIONALLY LEFT BLANK)
                                             By: __________________  [INITIALS]
                                                 ON BEHALF OF  BODYGUARD
                                                 RECORDS.COM. Inc.

                                             DATE: ____________________, 2001


                                 SCHEDULE 11.1.1
                          TO DISTRIBUTION AGREEMENT OF
                                JANUARY 18, 2001
                                     BETWEEN
                           BODYGUARD RECORDS.COM, INC.
                                       AND
                               NAVARRE CORPORATION
                           TRADEMARKS AND TRADE NAMES

                                   ADDENDUM I
                          TO DISTRIBUTION AGREEMENT OF
                                JANUARY 18, 2001
                                     BETWEEN
                           BODYGUARD RECORDS.COM, INC.
                                       AND
                               NAVARRE CORPORATION

              DIGITAL PERFORMANCE PHONORECORD DELIVERY RIGHTS.
              -----------------------------------------------

1. GRANT OF RIGHTS. Pursuant to this Addendum I, Label hereby grants, licenses, transfers and assigns to Navarre on a non-exclusive basis:

        1.1. All digital performance rights owned or controlled by Label, including (but not limited to) all rights of the copyright proprietors of the Masters under the Digital Performance Rights in Sound Recordings Act of 1995, the Digital Millennium Copyright Act, and any and all future pertinent legislation, insofar as such rights pertain to the digital performance of Masters ("Digital Performance Rights"). If Label is associated with a Publisher that owns or controls the Compositions embodied in such Masters, then Label further grants to Navarre (or will cause Publisher to grant to Navarre) a royalty-free license to perform the Compositions by means of broadcast over the internet in conjunction with Navarre's exercise of the Digital Performance Rights granted by Label.

        1.2. All digital phonorecord delivery rights owned or controlled by Label, including (but not limited to) all rights of the copyright proprietors of Masters under the Digital Performance Rights in Sound Recordings Act of 1995, the Digital Millennium Copyright Act, and any and all future pertinent legislation, insofar as such rights pertain to digital phonorecord delivery of Masters ("Digital Phonorecord Delivery Rights").

        1.3. The right to use the name, image and likeness of all performing Artists who recorded the Masters, in connection with Navarre's commercial exploitation of digital performance rights and digital phonorecord delivery rights; together with all key art embodying such Artist's name, image or likeness that is owned or controlled by Label and any promotional videos.

2. TERRITORY. The rights granted to Navarre by Label under this Addendum shall apply anywhere in the world and shall not be limited to the Territory as defined elsewhere in the Agreement.

3. PAYMENTS BY NAVARRE TO LABEL.

        3.1 In consideration of Label's grant of rights to Navarre as set forth in this Addendum, Navarre shall pay or credit Label $0.50 for each occasion that a Title from a Recording is digitally delivered by Navarre to a consumer over the internet, except for deliveries made pursuant to Section 3.2 and 3.3 of this Addendum I.

        3.2. Navarre is authorized to use Digital Performance Rights for no consideration in all cases where Navarre employs a streaming technology or other form of encryption scheme that minimizes the likelihood that a Master will be downloaded for permanent usage by consumers without payment to Navarre.

        3.3 No payment shall be due from Navarre to Label on account of any digital distribution of on a free or no-charge basis for promotion, review or advertisement purposes, or as a sales or marketing inducement. For these purposes, Navarre may express any discounts to the price it otherwise would charge to a consumer as free goods.

        3.4. Navarre shall have sole discretion to sell, price, distribute, advertise, license, market and promote all rights licensed hereunder, and may use facilities it owns or controls in connection therewith. The amount payable to Label as set forth herein is based ON NAVARRE'S CURRENT PRICING ASSUMPTIONS AND POLICIES, which Navarre may change from time to time during the Term. Navarre shall give thirty (30) days prior written notice of any such modification to Label.

        3.5. Navarre shall account to and pay Label as set forth in Section 4 of the Agreement. Digital Performance Rights and Digital Phonorecord Delivery Rights, and all sums payable by Navarre to Label on account of Navarre's commercial exploitation of such rights, shall comprise a single, integrated, cross-collateralized accounting unit with all sums due or payable to Navarre on account of Navarre's distribution of Recordings under this Agreement.

4. COSTS.

        4.1. Navarre shall be responsible to pay all costs in connection with the digital delivery process, including (but not limited to) storage of the digital data comprising each Master; the advertising, marketing and administration of Navarre's website and that of its agents and affiliates; the acquisition and maintenance of computer and telecommunications equipment and facilities; and credit and collections. For each digital delivery, Navarre shall pay any mechanical copyright royalty due to the Artists of the applicable Composition. For this purpose, Label grants and assigns to Navarre the benefit of any "controlled composition" or reduced mechanical royalty rate clause set forth in Label's agreement with the Artists of the applicable Master. If Label is affiliated with a Publisher that owns or controls the applicable Composition, then Label grants to Navarre (or will cause Publisher to grant to Navarre) a mechanical license to duplicate such Composition at a rate that is three-fourths (3/4) of the statutory copyright royalty rate in effect as of the date of the digital delivery.

        4.2 Label shall pay all costs in connection with the origination and production of Masters, including (but not limited to) all royalties payable to Artists, Publishers, and other persons rendering services in connection therewith; and all master use royalties or other royalties payable to any licensor of sound recordings. Label shall pay any per-unit royalties due to the American Federation of Musicians, the American Federation of Television and Radio Artists, or any other applicable union or guild.

5. OTHER PROVISIONS.

        5.1 Except as set forth in the Agreement and the Addenda attached and made a part thereof, all rights in and to the Masters are reserved by Label.

        5.2. Navarre may sub-license or assign all rights granted herein, which similarly may be sub-licensed or assigned by any such licensee.

           Label shall supply Navarre with all production elements required by Navarre, including (but not limited to) digital master tapes or discs, key art, and label copy (to include the full name, address and performing rights society affiliation of all applicable Publishers), at Label's sole costs and expense. Label also shall supply Navarre with original analog production elements, if necessary. Label authorizes and directs Navarre to utilize the commercial CD version of Recordings embodying the Masters in connection with Navarre's commercial exploitation of rights hereunder, together with the key art appearing on the insert card and booklet packaged with such CD's.

6. TERM AND TERMINATION OF ADDENDUM. The terms and conditions of this Addendum shall be in effect throughout the Term of the Agreement.

7. CAPITALIZED TERMS. All capitalized terms in this Addendum I shall have the meanings given to them in the Agreement.

8. TERMS AND CONDITIONS OF AGREEMENT TO APPLY. Except where the context indicates otherwise, the terms and conditions and the representations and warranties contained in the Agreement shall apply to this Addendum I; provided, however, that where the terms of this Addendum I and the Agreement conflict, the terms of this Addendum I shall govern.